Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated August 29, 2025, and each included in this Post-Effective Amendment No. 62 on the Registration Statement (Form N-1A, File No. 33-34001) of AB Fixed-Income Shares, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated June 27, 2025, with respect to the financial statements and financial highlights of AB Government Money Market Portfolio (the only portfolio comprising AB Fixed-Income Shares, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2025, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

August 27, 2025